Exhibit 5.1

April 22, 2019

Brainsway Ltd.

19 Hartum Street
Bynet Building, 3rd Floor
Har HaHotzvim
Jerusalem, 9777518

Israel

Ladies and Gentlemen:

Re: Registration on Form S-8

We have acted as the Israeli counsel to Brainsway Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its filing of a registration statement on Form S-8 on April 22, 2019 (the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the registration of 3,626,200 of the Company’s ordinary shares, par value NIS 0.04 per share (the “Plan Shares”), reserved for future issuance under the Company’s 2014 Share Incentive Plan (the “2014 Plan”).

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company’s (i) Amended and Restated Articles of Association of the Company, (ii) the 2014 Plan, and (iii) resolutions of the Company’s board of directors and compensation committee. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, we are of the opinion that the 3,626,200 Plan Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the 2014 Plan, pursuant to agreements with respect to the 2014 Plan, and, as the case may be, pursuant to the terms of the awards that may be granted under the 2014 Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.
Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.